UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

December 30, 2020

Date of Report (Date of earliest event reported)

ENERGY TRANSFER LP

(Exact name of Registrant as specified in its charter)

Delaware	1-32740	30-0108820
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

8111 Westchester Drive, Suite 600

Dallas, TX 75225

(Address of principal executive offices)

(214) 981-0700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units	ET	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	LTIP Amendment

On December 30, 2020, the Board of Directors (the “Board”) of LE GP, LLC (the “General Partner”), the general partner of Energy Transfer LP (“ET”), approved and adopted the Second Amendment (the “Amendment”) to the Amended and Restated Energy Transfer LP Long-Term Incentive Plan (as amended, the “ET Plan”). The Amendment amends the ET Plan to increase the number of ET common units that may be delivered with respect to awards granted under the Plan by 35,000,000.

The ET Plan was adopted in December 2017 and authorizes the ET Compensation Committee, in its discretion, to grant awards of restricted units, phantom units, unit options, unit appreciation rights and other awards related to ET common units upon such terms and conditions as it may determine appropriate and in accordance with general guidelines as defined by the ET Plan.

The foregoing description of the Amendment is not complete and is qualified in its entirety to the full text of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 5.02 by reference.

Cash Restricted Unit Plan

On December 30, 2020, the Board also adopted the Energy Transfer LP Long-Term Cash Restricted Unit Plan (the “CRU Plan”). The CRU Plan is intended to provide cash incentive awards based on the value of the ET common units to certain employees and directors of the General Partner, ET and their affiliates and subsidiaries (the “ET Group”), although all awards will be settled in the form of cash. Each award, or unit, will be equal to the value of one ET common unit. The CRU Plan will be administered by the ET Compensation Committee.

Unless otherwise provided within an individual award agreement, the CRU Plan provides for the following: (1) each award will vest in three equal installments on the first, second and third December 5th following the grant date of the award; (2) in the event that the individual’s employment or service relationship with the ET Group is terminated due to death or disability, the award will receive accelerated vesting and will pay out in connection with the applicable termination of employment; and (3) if the individual’s employment or service relationship is terminated for any other reason, all unvested awards will automatically be forfeited without consideration. In the event that a Change in Control (defined below) occurs, each award will receive accelerated vesting. The CRU Plan generally defines the term “Change in Control” as one or more of the following events: (a) any person or group (other than affiliates of the General Partner) becomes the beneficial owner of 50% or more of the combined voting power of the General Partner’s equity securities by way of a merger, consolidation, recapitalization or otherwise; (b) the members of the General Partner approve a plan of complete liquidation of the General Partner; (c) the sale or other disposition of all or substantially all of the General Partner’s assets to any person other than the General Partner or its affiliates; or (d) a person other than the General Partner (or an affiliate of the General Partner) becomes the general partner of ET.

The foregoing description of the CRU Plan is not complete and is qualified in its entirety to the full text of the CRU Plan, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated into this Item 5.02 by reference. The form of cash award agreement under the CRU Plan is filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated into this Item 5.02 by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number

10.1	Second Amendment to the Amended and Restated Energy Transfer LP Long-Term Incentive Plan.

10.2	Energy Transfer LP Long-Term Cash Restricted Unit Plan.

10.3	Form of Cash Unit Award Agreement under the Energy Transfer LP Long-Term Cash Restricted Unit Plan.

104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy Transfer LP

	By:	LE GP, LLC, its general partner

Date: January 6, 2021
/s/ Thomas E. Long
Thomas E. Long
Co-Chief Executive Officer & Chief Financial Officer